                                                                                                                                                                                 EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

First BanCorp.:

We consent to the incorporation by reference in the registration statements (No. 333-209516) on Form S-3, and (No. 333-181178, No. 333-155764, No. 333-106661, No. 333-106656, and No. 333-118853) of Forms S-8 of First BanCorp. of our report dated March 14, 2016, with respect to the consolidated statements of financial condition of First BanCorp. as of December 31, 2015 and 2014, and the related consolidated statements of income (loss), comprehensive income (loss), cash flows, and changes in stockholders’ equity for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 annual report on Form 10-K of First BanCorp.

/s/ KPMG LLP

San Juan, Puerto Rico

March 14, 2016